CONSULTING AGREEMENT

This Agreement is made effective as of July 20, 2010, by and between StrikeForce Technologies, Inc, of 1090 King Georges Post Road, Edison, New Jersey 08837, and Philip E Blocker, of 590 Sayre Drive, Princeton, New Jersey 08540.

In this Agreement, the party who is contracting to receive services shall be referred to as "SFT", and the party who will be providing the services shall be referred to as "PEB".

PEB has a background in Accounting & Financial Modeling and is willing to provide services to SFT based on this background.

SFT desires to have services provided by PEB.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on August 01, 2010, PEB will provide the following services (collectively, the "Services"): Interim CFO (Accounting, Forecasting, and Due Diligence)

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by PEB shall be determined by PEB. SFT will rely on PEB to work as many hours as may be reasonably necessary to fulfill PEB's obligations under this Agreement.

3. PAYMENT. SFT will pay a fee to PEB for the Services based on $100.00 per hour. This fee shall be payable semi-monthly, no later than the first and fifteenth day of the month, each payment corresponding to the semi-monthly period that ended approximately fifteen days prior to the payment date.

4. SUPPORT SERVICES. SFT will not provide support services, including office space and secretarial services, for the benefit of PEB.

5. NEW PROJECT APPROVAL. PEB and SFT recognize that PEB's Services will include working on various projects for SFT. PEB shall obtain the approval of SFT prior to the commencement of a new project.

6. TERM/TERMINATION. This Agreement may be terminated by either party upon 15 days written notice to the other party.

7. RELATIONSHIP OF PARTIES. It is understood by the parties that PEB is an independent contractor with respect to SFT, and not an employee of SFT. SFT will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of PEB.

8. DISCLOSURE. PEB is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of SFT. Prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to:

- any activity that PEB may be involved with on behalf of SFT

9. ASSIGNMENT. PEB's obligations under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of SFT.

10. CONFIDENTIALITY. SFT recognizes that PEB has and will have the following information:

- inventions
- products
- prices
- costs
- future plans
- business affairs
- customer lists

and other proprietary information (collectively, "Information") which are valuable, special and unique assets of StrikeForce Technologies, Inc and need to be protected from improper disclosure. In consideration for the disclosure of the Information, PEB agrees that PEB will not at any time or in any manner, either directly or indirectly, use any Information for PEB's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of SFT. PEB will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

11. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that PEB has disclosed (or has threatened to disclose) Information in violation of this Agreement, SFT shall be entitled to an injunction to restrain PEB from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. SFT shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

12. CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

13. RETURN OF RECORDS. Upon termination of this Agreement, PEB shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in PEB's possession or under PEB's control and that are SFT's property or relate to SFT's business.

14. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for SFT:

StrikeForce Technologies, Inc
Mark L Kay
CEO
1090 King Georges Post Road
Edison, New Jersey 08837

IF for PEB:

Philip E Blocker
Philip Blocker
590 Sayre Drive
Princeton, New Jersey 08540

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

16. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

17. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

18. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

19. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of New Jersey.

Party receiving services:
StrikeForce Technologies, Inc

By:________________________________
Mark L Kay
CEO

Party providing services:
Philip E Blocker

By:________________________________
Philip Blocker

Final Checklist for Consulting Agreement
Party receiving services: StrikeForce Technologies, Inc
Party providing services: Philip E Blocker
August 13, 2008

Make It Legal

_____The Consulting Agreement should be signed by both parties, and becomes effective as of the date specified in the Agreement.

_____It is advisable to sign two copies of the Agreement so that each party will have a copy with original signatures.

Copies

Give a signed copy of the document to:

_____ StrikeForce Technologies, Inc

_____Philip E Blocker

When to Consult a Lawyer

*A lawyer should be consulted regarding any unique issues not addressed by this program.

Other Information

*The Consulting Agreement should only be used for a party who is an "independent contractor" with respect to the Company. If the arrangement between the Company and the Consultant conforms more closely to the characteristics of an employee/employer relationship, the Employment Agreement may be more appropriate.

*It is not necessary that the signatures be witnessed or notarized.

*Original copies should be kept in a fire-proof and safe location.

Reasons to Update

*Change in the terms or conditions of the Agreement.

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